Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

Abdelia Comercial Ltda., Brazil
Bacraft Industria de Papel Ltda., Brazil
Badgers LLC, Delaware
Badgers II LLC, Delaware
Balder d.o.o., Slovenia
Beco, Inc., Wisconsin
Bonster S.A., Luxembourg
Colombiana Kimberly Colpapel S.A., Colombia
Comercializadora de Fibras Guaicaipuro, C.A., Venezuela
Comercializadora de Repuestos Industriales Guaicaipuro, C.A., Venezuela
Delaware Overseas Finance, Inc., Wisconsin
Durafab, LLC, Wisconsin
Excell Paper Sales Company, Pennsylvania
Gerinconfort Industria e Comercio de Productos Higienicos Ltda., Brazil
Hogla-Kimberly Holdings AS, Turkey
Hogla-Kimberly Limited, Israel
Hogla-Kimberly Marketing Limited, Israel
Hoosiers LLC, Delaware
Hoosiers II LLC, Delaware
Housing Horizons, LLC, Texas
I-Flow, LLC, Delaware
Jackson Products, Inc., Wisconsin
Jackson Safety Canada, Ltd., Ontario, Canada
K-C Advertising, Inc., Wisconsin
K-C AFC Manufacturing, S. de R.L. de C. V., Mexico
K-C Antioquia Global Ltda., Colombia
K-C Equipment Finance LP, United Kingdom
K-C Guernsey I Limited, Isle of Guernsey
K-C Guernsey II Limited, Isle of Guernsey
K-C Nevada, Inc., Nevada
K.C.S.A. Holdings (Pty) Limited, South Africa
Kalayaan Land Corporation, Philippines
KCA Super Pty Limited, Australia
KCSSA East Africa Limited, Africa
KCSSA West Africa Limited, Africa
Kimberly Bolivia S.A., Bolivia
Kimberly Clark MEA DMCC, Dubai
Kimberly-Clark (China) Company Ltd, China
Kimberly-Clark (Cyprus) Limited, Cyprus
Kimberly-Clark (Hong Kong) Limited, Hong Kong

Kimberly-Clark (Nanjing) Care Products Co. Ltd., China
Kimberly-Clark (Nanjing) Personal Hygienic Products Company Limited, China
Kimberly-Clark (Shanghai) Trading Co., Ltd., China
Kimberly-Clark (Singapore) Finance Pte Ltd, Singapore
Kimberly-Clark (Tianjin) Care Products Co., Ltd., China
Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago
Kimberly-Clark Amsterdam Holdings, B.V., Netherlands
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd, Singapore
Kimberly-Clark Asia Pacific Headquarters Pte Ltd, Singapore
Kimberly-Clark Asia Pacific Pte. Ltd, Singapore
Kimberly-Clark Australia Holdings Pty Limited, Australia
Kimberly-Clark Australia Pty. Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark BVBA, Belgium
Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain
Kimberly-Clark Brasil Holdings Limitada, Brazil
Kimberly-Clark Brasil Industria e Comercio de Produtos de Higiene Ltda, Brazil
Kimberly-Clark Brazil Holdings, LLC, Delaware
Kimberly-Clark Canada Holdings ULC, British Colombia, Canada
Kimberly-Clark Canada International Holdings Inc., Ontario, Canada
Kimberly-Clark Canada Services ULC, British Colombia, Canada
Kimberly-Clark Canada Services Subsidiary ULC, Canada
Kimberly-Clark Canada U.K. Holding Limited, United Kingdom
Kimberly-Clark Cayman Islands Company, Cayman Islands
* Kimberly-Clark Central American Holdings, S.A., Panama
Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Colombia Holding Limitada, Colombia
* Kimberly-Clark Costa Rica Limitada, Costa Rica
* Kimberly-Clark de Centro America, S.A., El Salvador
* Kimberly-Clark de Honduras, S.de R.L. de C.V., Honduras
Kimberly-Clark Denmark Holdings ApS, Denmark
Kimberly-Clark Dominican Republic S.A., Dominican Republic
Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dutch Holdings B.V., Netherlands
Kimberly-Clark Ecuador S.A., Ecuador
Kimberly-Clark Ede Holdings B.V., Netherlands
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Finance Canada ULC, Canada
Kimberly-Clark Finance Limited, United Kingdom
*Kimberly-Clark Financial Services, Inc., Tennessee
Kimberly-Clark Germany Holding GmbH, Koblenz
Kimberly-Clark Global Sales, LLC, Wisconsin
Kimberly-Clark GmbH, Austria

Kimberly-Clark GmbH, Germany
Kimberly-Clark GmbH, Switzerland
*Kimberly-Clark Guatemala, Limitada, Guatemala
Kimberly-Clark Hellas EPE, Greece
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holding srl, Italy
Kimberly-Clark Holland Holdings B.V., Netherlands
Kimberly-Clark Hygiene Products Private Limited, India
Kimberly-Clark Inc., Ontario, Canada
Kimberly-Clark Industrial Solutions Mexico, S. de R.L. de C.V., Mexico
Kimberly-Clark Innovacion Global Ltda., Colombia
Kimberly-Clark Innovation Center, Brazil
Kimberly-Clark Innovation Corporation, South Korea
Kimberly-Clark Integrated Services Corporation, Wisconsin
Kimberly-Clark International Holding Limited, United Kingdom
Kimberly-Clark International Services Corporation, Wisconsin
Kimberly-Clark International, S.A., Panama
Kimberly-Clark Investment Canada Inc., Canada
Kimberly-Clark Japan Godo Kaisha, Japan
Kimberly-Clark Kazakhstan Limited Liability Partnership, Kazakhstan
Kimberly-Clark Latin America Investments, Inc., Wisconsin
Kimberly-Clark Latin America, Inc., Wisconsin
Kimberly-Clark LDA, Portugal
*Kimberly-Clark Lever Private Limited, India
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg Finance S.à r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.à r.l., Luxembourg
Kimberly-Clark Luxembourg S.à r.l., Luxembourg
Kimberly-Clark Magyarorszag Kft., Hungary
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark Netherlands Holdings B.V., Netherlands
Kimberly-Clark Noordzee Cooperatief U.A., Netherlands
Kimberly-Clark North Asia (HK) Limited, Hong Kong
Kimberly-Clark of South Africa (Pty) Ltd., South Africa
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Paper (Shanghai) Co. Ltd, China
Kimberly-Clark Paraguay, S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pennsylvania, LLC, Wisconsin
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, China
Kimberly-Clark Peru S.R.L., Peru
Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Polska Sp. Z.o.o., Poland

Kimberly-Clark Products (M) Sdn. Bhd., Malaysia
Kimberly-Clark Produtos Para Saude Limitada, Brazil
Kimberly-Clark Puerto Rico, Inc., Wisconsin
Kimberly-Clark Regional Services (M) Sdn. Bhd., Malaysia
Kimberly-Clark S.L.U., Spain
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark SAS, France
Kimberly-Clark Scandinavia ApS, Denmark
Kimberly-Clark Services Asia-Pacific Pty Limited, Australia
Kimberly-Clark Services, Inc., Wisconsin
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Southeast Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa
Kimberly-Clark Taiwan, Cayman Islands
Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia
Kimberly-Clark Trading and Services Limitada, Costa Rica
Kimberly-Clark Trading Kft, Hungary
Kimberly-Clark Treasury Australia Pty Limited, Australia
Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.S., Turkey
Kimberly-Clark Tulip Holdings, B.V., Netherlands
Kimberly-Clark U.K. Operations Limited, United Kingdom
Kimberly-Clark Uruguay S.A., Uruguay
Kimberly-Clark Utrecht Holdings BV, Netherlands
Kimberly-Clark Venezuela, C.A., Venezuela
Kimberly-Clark Ventures, LLC, Delaware
Kimberly-Clark Vietnam Holdings Pte. Ltd., Singapore
Kimberly-Clark Vietnam Ltd., Vietnam
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan
Kimberly-Clark Worldwide, Inc., Wisconsin
Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*Kimnica, Sociedad Anonima, Nicaragua
KS & J Industria e Comercio Limitada, Brazil
Limited Liability Company Kimberly-Clark, Russia
Limited Liability Company with Foreign Investment ‘Kimberly-Clark Ukraine’, Ukraine
Maharlika Water Services Corporation, Philippines
Manlak Waste Recovery (Pty) Limited, South Africa
Mimo S.A., Argentina
Minnetonka Limitada, Brazil
Minnetonka Overseas Investments Limited, Cayman Islands
Molett Marketing Limited, Israel
Nueva Arizona S.A., Argentina
Papeles del Cauca S.A., Colombia
P.T. Kimberly-Clark Indonesia, Indonesia

Ridgeway Insurance Company Limited, Bermuda
Ropers II LLC, Delaware
Scott Executive Pension Trustees Limited, United Kingdom
SK Corporation, Taiwan
Taiwan Scott Paper Corporation, Taiwan
Technology Systems S.A., Argentina
Texans II LLC, Delaware
Three Rivers Timber Company, Washington
Unified Resource Services Mexico, S. de R.L. de C. V., Mexico
*VOID Technologies Limited, United Kingdom
*Yuhan-Kimberly Limited, South Korea

* Indicates a company that is not wholly owned directly or indirectly by the Corporation.